Exhibit 99.1

For Presentation on May 8, 2025 Jackson Financial Inc. First Quarter 2025 Financial Results

Forward-Looking Statements and Non-GAAP Measures

The information in this document contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this document not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as "could," "should," "can," "continue," "estimate," "forecast," "intend," "look," "may," "will," "expect," "believe," "anticipate," "plan," "predict," "remain," "future," "confident," and "commit" or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A, Risk Factors and Part II, Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission ("SEC") on February 26, 2025, and elsewhere in Jackson Financial Inc.'s filings filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this document consists of non-GAAP ("Generally Accepted Accounting Principles") financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this document. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure can be found under "Non-GAAP Financial Measures" in the Appendix of this document.

Certain financial data included in this document consists of statutory accounting principles ("statutory") financial measures, including "total adjusted capital." These statutory financial measures are included in or derived from the Jackson National Life Insurance Company ("JNLIC") annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and available in the investor relations section of the Company's website at investors.jackson.com/financials/statutory-filings.

We routinely use our investor relations website, at investors.jackson.com, as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts, some of which may contain material and previously non-public information. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives' social media channels is not incorporated by reference into and is not part of this document.

JACKSON® 2

First Quarter 2025 Financial Results Key Highlights ($35M) GAAP earnings $376M Non - GAAP earnings 1 ($0.48) GAAP earnings per share $5.10 Non - GAAP earnings per share 1 $231M Capital return 585% Statutory capital position 9% Retail annuity sales 2 Net loss attributable to Jackson Financial Inc. (JFI) common shareholders Net loss per common share Common share dividends and repurchases Jackson National Life Insurance Company (JNLIC) e stimated risk - based capital (RBC) ratio Adjusted Operating Earnings 1 Adjusted Operating Earnings per common share 1 Retail annuity sales up over prior year’s first quarter 3 1) See the Appendix for the non - U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measu re. 2) Excludes certain internal exchanges. $213M Free cash flow 1 Cash distributed to JFI, net of JFI expenses

425% Risk - Based Capital ratio minimum Approximately two years of holding company fixed expenses Estimated RBC ratio of 585% as of end of 1Q25, after reflecting $240 million of distributions from JNLIC to JFI Holding company cash and highly liquid securities of more than $600 million as of end of 1Q25, which is above Jackson’s $250 million minimum liquidity buffer 1 $700 - $800 million capital return to common shareholders In the first three months of 2025, returned $231 million of capital to common shareholders On Track to Deliver on 2025 Financial Targets 4 Capital Return Holdco Liquidity JNLIC RBC Ratio 2025 Progress 2025 Targets 1) We intend to maintain a minimum amount of cash and highly liquid securities at Jackson Financial Inc. adequate to fund two ye ars of holding company fixed net expenses, which is currently targeted at $250 million but may change over time as we refinance existing debt or make changes to our debt and capital structure.

349 334 376 1Q24 4Q24 1Q25 11,398 11,156 11,024 1Q24 4Q24 1Q25 Consolidated Results Adjusted Operating Earnings 1Q25 vs. 1Q24 • 1Q25 benefited from higher spread income resulting from growth in average RILA assets under management (AUM) 1Q25 vs. 4Q24 • Increase due to the unfavorable impact of the annual actuarial assumption update in 4Q24, lower market - related costs and other expenses and higher spread income resulting from growth in average RILA AUM Total Common Shareholders’ Equity • Total Common Shareholders’ Equity at end of 1Q25 of $9.8 billion compared to a balance of $9.2 billion at end of 4Q24 • Adjusted Book Value Attributable to Common Shareholders at end of 1Q25 of $11.0 billion down slightly from end of 4Q24, primarily due to capital return to shareholders, non - operating net hedging losses and non - operating deferred acquisition cost amortization, partially offset by adjusted operating earnings of $0.4 billion Adjusted Operating Earnings 1 ($ millions) Adjusted Book Value Attributable to Common Shareholders 1 ($ millions) Key Takeaways 1) See the Appendix for the non - U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure. 5 First Quarter 2025

Notable Items
First Quarter 2025

($ millions, except per share amounts)	1Q24 Pretax	1Q24 After-tax[1,2]	1Q24 EPS-Diluted	1Q25 Pretax	1Q25 After-tax[1,2]	1Q25 EPS-Diluted
Adjusted Operating Earnings[3]	389	334	$4.23	442	376	$5.10
Notable Items Included in Adjusted Operating Earnings						
Out performance/(Under performance) from Limited Partnership Income[4]	3	3	0.03	(9)	(8)	(0.11)
Adjusted Pretax Operating Earnings, Excluding Notable Items	**386**			**451**		
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance			0.04			0.01
Adjusted Earnings Per Share, Excluding Notables and Adjusted for Tax Impact			**$4.16**			**$5.20**

1) After-tax results for Notable Items were calculated using the corresponding quarter's effective tax rate for adjusted operating earnings (1Q24 of 11.3%; 1Q25 of 12.4%).
2) Includes preferred stock dividends of $11m.
3) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure.
4) Limited Partnership (LP) income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. Income from LPs is reported on a one-quarter lag. Operating LP return of 11% and 8% for 1Q24 and 1Q25, respectively. Total LP returns (including non-operating) of 11% and 9% for 1Q24 and 1Q25, respectively.

JACKSON 6

Continued Progress on Retail Sales Diversification

First Quarter 2025

Retail Sales[1]


($ billions)
3.7
4.7
4.0
1Q24
4Q24
1Q25
Variable Annuities
RILA
FA / FIA

Non-VA Net Flows[2]


($ millions)
1,140
1,779
1,258
1Q24
4Q24
1Q25

Highlights

- 1Q25 retail annuity sales up 9% from 1Q24, with an increasingly diversified product mix
- RILA sales grew 3% when compared to 1Q24
- Fixed and fixed index annuity sales up 74% from 1Q24
- Advisory sales up 28% when compared to 1Q24
- Continued momentum in non-VA net flows when comparing 1Q25 to 1Q24; Non-VA net flows were down compared to 4Q24, which reflected opportunistic leveraging of our broad retail annuity distribution platform during the second half of 2024

1) Excludes the FA/FIA business ceded to Athene and certain internal exchanges. 2) Includes net flows related to FIA, FA, payout annuities and RILA.

JACKSON 7

Segment Results
First Quarter 2025

Retail

($ millions)

Pre-tax adjusted operating earnings[1]


419
513
420
1Q24
4Q24
1Q25

- **1Q25 vs. 1Q24**: Current quarter benefited from higher spread income resulting from increased RILA AUM, and higher fee income, partially offset by higher general and administrative expenses and other policyholder benefits expense
- **1Q25 vs. 4Q24**: Current quarter impacted by lower fee income resulting from lower average variable annuity AUM and lower spread income, partially offset by lower market-related costs and other expenses

Institutional

($ millions)

Pre-tax adjusted operating earnings[1]


31
19
18
1Q24
4Q24
1Q25

- **1Q25 vs. 1Q24**: Current quarter down, impacted by lower spread income
- **1Q25 vs. 4Q24**: Results consistent with 4Q24

Closed Block

($ millions)

Pre-tax adjusted operating earnings[1]


Annual actuarial assumption impact
19
(2)
(68)
(70)
28
1Q24
4Q24
1Q25

- **1Q25 vs. 1Q24**: Up from 1Q24 reflecting higher spread income
- **1Q25 vs. 4Q24**: Increase primarily due to the unfavorable impact of the annual actuarial assumption update in 4Q24

1) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure.

JACKSON 8

Stable Non-Operating Results

First Quarter 2025



($ millions)
442
(134)
(161)
(42)
(128)
(23)
Pretax adjusted operating earnings (Non-GAAP)¹
Net hedge results²
Net loss on funds withheld³
Net realized investment loss and other, net
Amortization of DAC associated with non-operating items at date of transition to LDTI
Pretax loss attributable to Jackson Financial Inc. (U.S. GAAP)

	1Q24	1Q25
Fees attributable to guarantee benefit reserves	$788	$768
Net (losses) gains on hedging instruments	(2,576)	1,011
Market risk benefits gains (losses), net	2,718	(2,246)
Net reserve and embedded derivative movements[4]	(364)	333
Net Hedge Results	**$566**	**$(134)**

Highlights

Overall, our hedging program performed well in 1Q25 with gains on our hedge assets from down equity markets and interest rates. Volatility was elevated during the quarter which impacts our consolidated Net Hedge Results, but does not flow through to Brooke Re's equity.

- Stable guarantee fee stream supports hedging needs
- Economic hedging better aligns with U.S. GAAP accounting following the establishment and funding of Brooke Re, leading to a better alignment between adjusted earnings and U.S. GAAP earnings, excluding impacts of the legacy funds withheld reinsurance arrangement
- Changes in implied volatility impact our market risk benefits (MRB) measurements for U.S. GAAP without a corresponding hedge offset as we do not hedge changes in volatility. Changes in implied volatility do not impact our Brooke Re MRB measurement where the modified GAAP methodology uses a fixed volatility assumption (designed to promote balance sheet stability).
- Income on funds withheld is offset by the change in accumulated other comprehensive income (AOCI) arising from investments in the funds withheld account related to the Athene Reinsurance Transaction, resulting in a minimal net impact on the adjusted book value of Jackson Financial Inc.

1) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure. 2) Represents non-operating Total Guaranteed Benefits and Hedging Results. 3) Includes $388m net realized investment loss and $227m net investment income. 4) Net reserve and embedded derivative movements includes guaranteed benefit claims.

JACKSON 9

Improved Capital Generation and Free Cash Flow

Capital Generation Provides Foundation for New Business Growth and Distributions to Holding Company

- **After-Tax Statutory Capital Generation**[1] provides foundation for new business growth while **Free Capital Generation**[2] supports distributions to holding company subject to regulatory considerations and desired RBC levels
- Free Capital Generation exceeded $1 billion for 2024, and we expect to exceed $1 billion for 2025 under normal market conditions

(in millions)	1Q25
After-Tax Statutory Capital Generation	$441
Estimated Change in CAL at 425%	(34)
Free Capital Generation	**$407**

Free Cash Flow[3] at Holding Company Allows for Financial Flexibility and Long-Term Value Creation for Shareholders

- Cash distributed to JFI was nearly 60% of Free Capital Generation in 1Q25
- Free cash flow increased based on strong operating company distributions in 1Q25 when compared to 1Q24
- 1Q25 trailing 12-month of nearly $1.1 billion cash distributed to JFI

(in millions)	1Q24	1Q25
Cash Distributed to JFI	$45	$240
JFI Expenses and Other, net	(25)	(27)
Free Cash Flow	**$20**	**$213**

Capital Return to Common Shareholders is Balanced and Consistent Including Dividends and Share Repurchases

- Returned almost 31% of the 2025 capital return target mid-point as of 1Q25 (Target of $700-$800 million)
- 2025 dividend up 14% to $0.80

(in millions)	1Q24	1Q25
Common Share Repurchases	$116	$172
Common Dividends	56	59
Capital Return to Common Shareholders	**$172**	**$231**

Free Capital Generation has Produced Strong Growth in Free Cash Flow and Capital Return to Common Shareholders

1) Includes after-tax income from operations, realized gains/losses, unrealized gains/losses, and other surplus adjustments to provide a comprehensive view of the drivers of capital generation. Includes a tax benefit for the three months period ended March 31, 2025 driven by utilization of non-admitted NOLs and pre-tax capital generation growth allowing additional admitted deferred tax asset. 2) Free capital generation is a statutory metric and represents Jackson National Life's (JNL) statutory after-tax capital generation, adjusted for the change in estimated company action level required capital (CAL) for JNL calibrated to a 425% RBC ratio. 3) See Appendix for the non-U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measure.

JACKSON 10

Strong Capital and Liquidity Position

Highlights

- JNLIC generated $441 million of statutory capital in 1Q25[1]
- Free cash flow[2] of $213 million during 1Q25
- Jackson National Life Insurance Company (JNLIC) estimated RBC ratio of 585% as of end of 1Q25
- Statutory Total Adjusted Capital (TAC) at JNLIC ended 1Q25 at $5.2 billion
- Brooke Re remains well capitalized and hedging performed as expected
- Holding company cash and highly liquid assets totaled more than $600 million as of end of 1Q25
- Returned $231 million to common shareholders in 1Q25 through $172 million of share repurchases and $59 million in dividends

Returned more than $2.0 billion to common shareholders since separation

Statutory Capital Generation[1]

($ millions)



360
321
462
591
441
1Q24
2Q24
3Q24
4Q24
1Q25

Dividends and Distributions to JFI

($ millions)



45
250
300
280
240
1Q24
2Q24
3Q24
4Q24
1Q25

Holding Company Cash and Highly Liquid Assets

($ millions)



467
511
644
712
617
1Q24
2Q24
3Q24
4Q24
1Q25

1) Includes statutory after-tax income from operations, realized gains/losses, unrealized gain/losses, and other surplus adjustments to provide a comprehensive view of the drivers of capital generation.
2) See the Appendix for the non-U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measure.

JACKSON 11

12 2025 Capital Return Targets On Track While Maintaining a Strong Balance Sheet 12 On track to deliver on 2025 key financial targets Maintained strong balance sheet and robust levels of liquidity Demonstrated distribution strength and consistent capital generation Well - positioned to expect continued long - term value creation for shareholders

Investments

14 High Quality, Diversified Investment Portfolio 14 Corporate portfolio is concentrated in investment - grade securities Highly rated and diversified commercial mortgage loan office portfolio, which is less than 2% of the general account portfolio Strategic, conservative underwriting across our portfolio

U.S government securities 7% Other government securities 1% Corporate securities 59% Residential mortgage - backed <1% Commercial mortgage - backed 3% Other asset - backed securities 7% Equity securities <1% Mortgage loans 15% Policy loans 2% Derivatives 1% Limited partnerships 4% Other invested assets <1% U.S. GAAP – Investment Portfolio March 31, 2025 • Market/book ratio of the fixed maturity portfolio is 0.94 • Exposure to below investment grade securities is 7% 2 of the total investment portfolio, which is almost entirely corporate bonds and loans • Highly liquid U.S. Treasuries represent 7% of total investment portfolio • 98% of securitized assets are investment grade • 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 - 2 rated Investment Portfolio Classification 1 Key Highlights 1) Excludes Funds Withheld. 2) I ncludes investments in affiliate Collateralized Loan Obligations (CLO) which results in the entire CLO being consolidated for U. S. GAAP reporting purposes. While this results in all the underlying loans held by the CLO being included in our financial statements, our economic risk is solely limited to our direct investment in t he CLO. Excluding these consolidated items, our exposure to below investment grade securities was 1 % at March 31, 2025 . Percentages may not total 100 due to rounding. $48B 15

Statutory[1] – Investment Portfolio

March 31, 2025

Investment Portfolio Classification



Other invested assets <1%
Limited partnerships 3%
Derivatives <1%
U.S government securities 9%
Policy loans 2%
Other government securities 2%
Mortgage loans 15%
Equity securities <1%
$47B
Other asset-backed securities 8%
Commercial mortgage-backed 3%
Residential mortgage-backed <1%
Corporate securities 56%

Key Highlights

- Market/book ratio of the fixed maturity portfolio is 0.95
- Exposure to below investment grade securities is only 1% which is almost entirely corporate bonds and loans
- Highly liquid U.S. Treasuries represent 9% of total investment portfolio
- 91% of securitized assets are rated NAIC 1
- 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1-2 rated

1) Statutory investments are generally carried at amortized cost (book value) and exclude certain variable interest entities that are consolidated for U.S. GAAP, assets held on balance sheet under funds withheld reinsurance agreements and immaterial non-insurance company investments. Includes Brooke, Squire II, Jackson, Jackson New York and Brooke Reinsurance. Includes Jackson and Jackson New York RILA non-insulated separate accounts. Percentages may not total 100 due to rounding.

JACKSON 16

US Treasuries 11% NAIC 1A - 1D (AAA - AA - ) 16% NAIC 1E - 1G (A) 33% NAIC 2A - 2C (BBB) 38% NAIC 3A - 3C (BB) 1% NAIC 4A - 4C (B) <1% NAIC 5/6 <0.1% Statutory – Fixed Maturity Rating Distribution March 31, 2025 $36B 17 98% of portfolio is investment grade Note: Percentages may not total 100 due to rounding.

AAA: <1% AA: 7% A: 40% BBB: 51% BB: 1% B: <1% CCC and below: <0.1% Statutory – Corporate Portfolio March 31, 2025 Corporate Portfolio Rating Distribution 1 Key Highlights • Market/book ratio of the corporate portfolio is 0.96 • High - yield corporates account for 1% of the total investment portfolio and 2% of total corporate portfolio • Exposure to BBBs represents 29% of the total investment portfolio ‒ Highly diversified across 574 issuers with an average position size of $23 million by statement value ‒ 80% of all BBBs are rated BBB or BBB+ ‒ 25% of BBBs are privates, which offer better covenant protection vs. publics $26B 18 1) Based on NAIC expanded ratings and statement value. Percentages may not total 100 due to rounding.

Statutory – ABS Portfolio March 31, 2025 $3.6B ABS Sector Distribution 1 NAIC Rating Distribution $3.6B 19 1) ABS exposure excludes subprime, which is included with the RMBS exposure. Percentages may not total 100 due to rounding. CLOs 41% Structured settlements 11% Rooftop solar 7% Time Share 6% Fiber 4% Consumer PACE 5% PDP Wells 4% Data Center 4% Music Royalties 4% GP Stakes 3% Aircraft 2% Aircraft EETC 2% Whole Business Securitizations 1% Other 6% NAIC 1A - 1D (AAA - AA - ) 43% NAIC 1E - 1G (A) 47% NAIC 2 (BBB) 9% NAIC 3 (BB) <0.1% NAIC 4 <0.1%

AAA 35% AA 34% A 26% BBB 5% B <1% Statutory – Collateralized Loan Obligations (CLO) Debt March 31, 2025 CLO NAIC Distribution 1 Key Highlights • CLO exposure highly rated with virtually all rated single A or above • Exposure is diversified among 46 different managers and 85 CLOs • Each CLO is diversified, averaging 250 names • High - quality CLO tranches are well protected even in severe default cycles $1.4B 20 1) Based on NAIC expanded ratings and statement value. Percentages may not total 100 due to rounding.

Office , 13% Retail , 9% Industrial , 8% Hotel , 7% Multi - family , 4% Other , 3% Statutory – Commercial Mortgage - Backed Securities (CMBS) March 31, 2025 CMBS Distribution Key Highlights • 95% are rated AA - or higher • 52% of CMBS portfolio are diversified pools of commercial mortgages (“Conduit”) • 60% are senior AAA and guaranteed agency tranches • 32% average credit enhancement for the portfolio (excluding guaranteed agency bonds) • Single Asset/Single Borrower ($625 million) ‒ 33% average credit enhancement and 42% in the senior tranche ‒ $191 million of office - related Single Asset/Single Borrower with 80% having the highest NAIC rating of 1A $1.4B 21 CMBS Single Asset/Single Borrower Distribution Note: Percentages may not total 100 due to rounding. Single Asset/Single Borrower 44% Agency 4% Conduit 52%

Statutory – Commercial Mortgage Loan Portfolio[1]

March 31, 2025

CML NAIC Distribution



CM 1
65%
CM 3/4
5%
$6.9B
CM 2
30%

CML Property Type Distribution



Industrial
28%
Multi-Family
27%
Other
3%
Office
9%
$6.9B
Hotels
11%
Retail
22%

Loan-to-Value / Debt Service Coverage[2]

		Debt Service Coverage Ratio				
		>1.50x	1.25x-1.50x	1.00x-1.25x	<1.00x	Total
Loan-to-Value	<60%	51.1%	5.6%	0.7%	0.5%	**57.8%**
	60-70%	9.7%	8.5%	4.0%	0.3%	**22.5%**
	70-80%	5.8%	5.3%	0.7%	0.2%	**12.0%**
	>80%	3.9%	0.8%	1.8%	1.2%	**7.7%**
	Total	**70.4%**	**20.3%**	**7.2%**	**2.1%**	**100.0%**

- Highly diversified with an average loan size of $19 million
- 99% are senior/first mortgage loans
- 95% of the portfolio has the highest ratings of CM1-2
- Weighted average loan-to-value based on 2024 internal valuation is 56.0%
- Weighted average debt service coverage is 2.1x
- No delinquencies and no foreclosed/REO at end of 1Q25

1) Based on NAIC expanded ratings and statement value. Percentages may not total 100 due to rounding.
2) Loan-to-value is calculated using an internal value, based on an annual valuation process that uses the latest available property-level data combined with updated market vacancy, rental and capitalization rates. This valuation process is typically completed by the end of Q3. In addition, loans of elevated concern may be subject to either a broker opinion of value (BOV) or Mortgage Appraisal Institute (MAI) appraisal on an as-needed basis. Percentages may not sum, due to rounding.

JACKSON®
22

Statutory – Commercial Mortgage Loan Office Exposure[1]

March 31, 2025

NAIC Rating Distribution – Office Exposure



CM 1
81%
CM 3/4
11%
CM 2
8%
$0.6B

Office Type – Office Exposure



Suburban
73%
Medical Office
<1%
Urban
26%
$0.6B

Geographic – Office Exposure

Geographic Location	Principal Balance	% Office
Washington-Baltimore-Arlington (DC-MD-VA-WV-PA)	127.7	20%
San Jose/San Francisco/Oakland (CA)	89.8	14%
Boston/Worcester/Providence (MA-RI-NH-CT)	83.5	13%
Los Angeles/Long Beach (CA)	83.1	13%
New York/Newark (NY-NJ-CT-PA)	49.5	8%
Other	214.2	32%
	647.8	

Loan-to-Value / Debt Service Coverage[2]

		Debt Service Coverage Ratio				
		>1.50x	1.25x-1.50x	1.00x-1.25x	<1.00x	Total
Loan-to-Value	<60%	36.7%	0.0%	0.0%	1.5%	**38.2%**
	60-70%	7.0%	0.0%	4.5%	0.0%	**11.5%**
	70-80%	10.3%	0.0%	0.0%	0.3%	**10.6%**
	>80%	28.2%	8.8%	2.7%	0.0%	**39.7%**
	Total	**82.2%**	**8.8%**	**7.1%**	**1.8%**	**100.0%**

Key Highlights

- Highly diversified with an average loan size of $14 million
- 100% are senior/first mortgage loans
- 89% of the portfolio has the highest ratings of CM1-2
- Weighted average loan-to-value based on 2024 internal valuation is 74.0%
- Weighted average debt service coverage is 2.2x
- 95% has a maturity date in 2027 or later

1) Based on NAIC expanded ratings and statement value. Percentages may not total 100 due to rounding.
2) Loan-to-value is calculated using an internal value based on an annual valuation process that uses the latest available property-level data combined with updated market vacancy, rental and capitalization rates. This valuation process is typically completed by the end of Q3. In addition, loans of elevated concern may be subject to either a broker opinion of value (BOV) or Mortgage Appraisal Institute (MAI) appraisal on an as-needed basis. Percentages may not sum, due to rounding.

JACKSON 23

Appendix

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report selected non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP financial measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies. These non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with U.S. GAAP.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Adjusted Operating Earnings equals our Net income (loss) attributable to Jackson Financial Inc. common shareholders (which excludes income attributable to non-controlling interest and dividends on preferred stock) adjusted to eliminate the impact of the items described in the following numbered paragraphs. These items are excluded as they may vary significantly from period to period due to near-term market conditions or are otherwise not directly comparable or reflective of the underlying performance of our business. We believe these exclusions provide investors a better picture of the drivers of our underlying performance.

1) Net Hedging Results: Comprised of: (i) fees attributed to guaranteed benefits; (ii) net gains (losses) on hedging instruments which includes: (a) changes in the fair value of freestanding derivatives, and related commissions and expenses, used to manage the risk associated with market risk benefits and other guaranteed benefit features, excluding earned income from periodic settlements and changes in settlement accruals on cross-currency swaps; and (b) investment income and change in fair value of certain non-derivative assets used to manage the risk associated with market risk benefits and other guaranteed benefit features; (iii) the movements in reserves, market risk benefits, guaranteed benefit features accounted for as embedded derivative instruments, and related claims and benefit payments (excluding impacts of actuarial assumption updates and model enhancements). We believe excluding these items removes the impact to both revenue and related expenses associated with Net Hedging Results.

2) Amortization of DAC Associated with Non-Operating Items at Date of Transition to LDTI: Amortization of the balance of unamortized deferred acquisition costs, at January 1, 2021, the date of transition to current Long Duration Targeted Improvements (LDTI) accounting guidance, associated with items excluded from pretax adjusted operating earnings prior to transition.

3) Actuarial Assumption Updates and Model Enhancements: The impact on the valuation of MRBs and embedded derivatives arising from our annual actuarial assumption updates and model enhancements review.

4) Net Realized Investment Gains and Losses: Comprised of: (i) realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio; and (ii) impairments of securities, after adjustment for the non-credit component of the impairment charges.

5) Change in Value of Funds Withheld Embedded Derivative and Net Investment Income on Funds Withheld Assets: Composed of (i) the change in fair value of funds withheld embedded derivatives; and (ii) net investment income on funds withheld assets related to funds withheld reinsurance transactions.

6) Other Items: Comprised of: (i) the impact of investments that are consolidated in our financial statements due to U.S. GAAP accounting requirements, such as our investments in collateralized loan obligations (CLOs), but for which the consolidation effects are not consistent with our economic interest or exposure to those entities, (ii) impacts from derivatives not included in Net Hedging Results (see 1 above), excluding earned income from periodic settlements and changes in settlement accruals on cross-currency swaps, and (iii) one-time or other non-recurring items.

Operating Income Taxes are calculated using the prevailing corporate federal income tax rate of 21% while taking into account any items recognized differently in our financial statements and federal income tax returns, including the dividends received deduction and other tax credits. For interim reporting periods, the Company uses an estimated annual effective tax rate ("ETR") in computing its tax provision including consideration of discrete items.

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Non-GAAP Financial Measures

Adjusted Book Value Attributable to Common Shareholders

Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income (Loss) (AOCI) attributable to Jackson Financial Inc. (JFI), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on Adjusted Book Value of Jackson Financial Inc.

Adjusted Operating Return on Equity Attributable to Common Shareholders

We use Adjusted Operating Return on Equity (ROE) Attributable to Common Shareholders to manage our business and evaluate our financial performance which: (i) excludes items that vary from period-to-period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as such items may distort the underlying performance of our business; and (ii) is calculated by dividing our Adjusted Operating Earnings by average Adjusted Book Value Attributable to Common Shareholders.

Adjusted Book Value Attributable to Common Shareholders and Adjusted Operating ROE Attributable to Common Shareholders should not be used as substitutes for total shareholders' equity and ROE as calculated using annualized net income and average equity in accordance with U.S. GAAP. However, we believe the adjustments to equity and earnings are useful to gaining an understanding of our overall results of operations.

Free Cash Flow

Free cash flow is Jackson Financial Inc. (Parent Company only)(JFI) net cash provided by (used in) operating activities less preferred stock dividends and capital contributions to PPM, plus the return of capital from subsidiaries. Free cash flow should not be used as a substitute for JFI's net cash provided by (used in) operating activities in accordance with U.S. GAAP. However, we believe these adjustments are useful to gaining an understanding of our overall available cash flow at JFI for return of capital to common shareholders or other corporate initiatives.

Notable Items

Notable items reflect the impact on our results of certain items or events that may or may not have been anticipated and resulted in volatility in the Company's earnings expectations. The presentation of notable items is intended to help investors better understand our results for the period and to evaluate and forecast those results.

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Adjusted Operating Earnings Reconciliation For the Twelve Months Ended For the Three Months Ended $ millions, except effective tax rate 12/31/24 12/31/23 3/31/25 12/31/24 9/30/24 6/30/24 3/31/24 902 899 (35) 334 (480) 264 784 Net Income (Loss) Attributable to Jackson Financial Inc. Common Shareholders 44 35 11 11 11 11 11 Add: dividends on preferred stock 46 4 1 22 (113) 36 101 Add: income tax expense (benefit) 992 938 (23) 367 (582) 311 896 Pretax Income (loss) Attributable to Jackson Financial Inc. Non - Operating Adjustments (Income) Loss: Guaranteed benefits and hedging results: (3,122) (3,125) (768) (775) (779) (780) (788) Fees attributable to guarantee benefit reserves 5,856 4,651 (1,011) 2,788 (591) 1,083 2,576 Net (gains) losses on hedging instruments (4,243) (4,295) 2,246 (2,181) 1,172 (516) (2,718) Market risk benefits (gains) losses, net 1,224 779 (333) 89 493 278 364 Net reserve and embedded derivative movements (285) (1,990) 134 (79) 295 65 (566) Total net hedging results 541 591 128 131 135 136 139 Amortization of DAC associated with non - operating items at date of transition to LDTI 419 406 - 419 - - - Actuarial assumption updates and model enhancements 11 554 66 (71) 45 30 7 Net realized investment (gains) losses 1,052 1,801 388 (147) 784 214 201 Net realized investment (gains) losses on funds withheld assets (1,024) (1,174) (227) (200) (269) (285) (270) Net investment income on funds withheld assets (28) 39 (24) (15) 3 2 (18) Other items 686 227 465 38 993 162 (507) Total Non - Operating Adjustments 1,678 1,165 442 405 411 473 389 Pre - Tax Adjusted Operating Earnings 191 57 55 45 50 52 44 Less: operating income tax expense (benefit) 1,487 1,108 387 360 361 421 345 Adjusted operating earnings before dividends on preferred stock 44 35 11 11 11 11 11 Less: dividends on preferred stock 1,443 1,073 376 349 350 410 334 Adjusted Operating Earnings 11.4% 4.9% 12.4% 11.1% 12.1% 10.9% 11.3% Effective Tax Rates on Adjusted Operating Earnings 27

Select U.S. GAAP to Non - GAAP Reconciliation For the Nine Months Ended For the Three Months Ended $ millions, except per share and shares outstanding data 12/31/24 12/31/23 3/31/25 12/31/24 9/30/24 6/30/24 3/31/24 976 954 (18) 358 (466) 282 802 Net Income (Loss) 30 20 6 13 3 7 7 Income attributable to non - controlling interest 946 934 (24) 345 (469) 275 795 Net Income (Loss) Attributable to Jackson Financial Inc. 44 35 11 11 11 11 11 Less: Dividends on preferred stock 902 899 (35) 334 (480) 264 784 Net Income (Loss) Attributable to Jackson Financial Inc. Common Shareholders [a] 9,764 10,170 10,301 9,764 10,698 10,084 10,169 Total Shareholders' Equity 533 533 533 533 533 533 533 Less: Preferred equity 9,231 9,637 9,768 9,231 10,165 9,551 9,636 Total Common Shareholders’ Equity 9,644 8,690 9,500 9,698 9,858 9,594 9,637 Average Common Shareholders' Equity [b] 9.4% 10.3% - 1.5% 13.8% - 19.5% 11.0% 32.5% Total ROE Attributable to Common Shareholders [a]/[b]; Annualized 1,443 1,073 376 349 350 410 334 Adjusted Operating Earnings [c] Adjusted Book Value Attributable to Common Shareholders: 9,231 9,637 9,768 9,231 10,165 9,551 9,636 Total common shareholders' equity 1,925 1,196 1,256 1,925 1,047 1,914 1,762 Exclude AOCI attributable to Jackson Financial Inc. 11,156 10,833 11,024 11,156 11,212 11,465 11,398 Adjusted Book Value Attributable to Common Shareholders 11,213 10,151 11,090 11,184 11,339 11,432 11,116 Average Adjusted Book Value Attributable to Common Shareholders[d] 12.9% 10.6% 13.6% 12.5% 12.3% 14.3% 12.0% Adjusted Operating ROE Attributable to Common Shareholders [c]/[d]; Annualized Per Share Data (Common Shareholders) 11.86 10.99 (0.48) 4.50 (6.37) 3.45 10.04 Net income (loss) (basic) 11.74 10.76 (0.48) 4.45 (6.37) 3.43 9.94 Net income (loss) (diluted) 1 18.79 12.84 5.10 4.65 4.60 5.32 4.23 Adjusted operating earnings per common share (diluted) 124.21 121.29 135.43 124.21 135.35 125.25 124.42 Book value per common share (diluted) 150.11 136.34 152.84 150.11 149.29 150.35 147.17 Adjusted book value per common share (diluted) Shares Outstanding 76,049,665 81,799,820 73,469,317 74,193,054 75,374,073 76,599,547 78,059,817 Weighted average number of common shares (basic) 76,809,387 83,577,226 73,717,082 75,128,975 76,125,719 77,078,930 78,867,103 Weighted average number of common shares (diluted) 73,380,643 78,660,221 71,878,542 73,380,643 74,351,061 75,700,457 76,621,374 End of period common shares (basic) 74,316,564 79,455,615 72,126,307 74,316,564 75,102,707 76,255,727 77,447,425 End of period common shares (diluted) 28 1) In a quarter in which we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti - di lutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 751,646 and 247,765 for the three months ended September 3 0, 2024, and March 31, 2025, respectively.

Select U.S. GAAP to Non - GAAP Reconciliation For the Three Months Ended $ millions 3/31/25 12/31/24 9/30/24 6/30/24 3/31/24 29 (4) 34 (10) 31 Jackson Financial Inc. Net Cash Provided by Operating Activities (Parent Company Only) (U.S. GAAP) Adjustments from Net Cash Provided by Operating Activities to Free Cash Flow: 195 280 255 250 - Capital distribution from subsidiaries - (25) - - - Capital contributed to PPM (11) (11) (11) (11) (11) Dividends on preferred stock 184 244 244 239 (11) Total Adjustments 213 240 278 229 20 Free Cash Flow (Non - GAAP) 195 280 255 250 - Capital distributions from subsidiaries 45 - 45 - 45 Interest on surplus note from subsidiary 240 280 300 250 45 Cash Distributed to JFI (28) (44) (25) (29) (26) Parent company expenses 8 8 6 6 4 Net investment income and other income (7) (4) (3) 2 (3) Other, net (27) (40) (22) (21) (25) JFI Expenses and Other, net 213 240 278 229 20 Free Cash Flow 29

Glossary

Athene Reinsurance Transaction - The funds withheld coinsurance agreement with Athene Life Re Ltd., entered on June 18, 2020, and effective June 1, 2020, to reinsure a 100% quota share of a block of our in-force fixed and fixed index annuity liabilities in exchange for approximately $1.2 billion in ceding commissions.

Deferred Acquisition Cost (DAC) - Represent the incremental costs related directly to the successful acquisition of new, and certain renewal, insurance policies and annuity contracts. The recognition of these costs has been deferred, and the deferred amounts are shown on the balance sheet as an asset, which is subject to amortization over the estimated lives of those policies and contracts.

Derivative Instruments - Jackson Financial Inc.'s (JFI) business model includes the acceptance, monitoring and mitigation of risk. Specifically, JFI considers, among other factors, exposures to interest rate and equity market movements, foreign exchange rates and other asset or liability prices. JFI uses derivative instruments to mitigate or reduce these risks in accordance with established policies and goals. JFI's derivative holdings, while effective in managing defined risks, are not structured to meet accounting requirements to be designated as hedging instruments. As a result, freestanding derivatives are carried at fair value with changes each period recorded in net gains or losses on derivatives and investments.

Earnings per Share (EPS) - Basic earnings per share is calculated by dividing net income (loss) attributable to JFI common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income (loss) attributable to JFI common shareholders, by the weighted-average number of shares of common stock outstanding for the period, plus shares representing the dilutive effect of share-based awards.

Fixed Annuity (FA) - An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time, after which rates may reset.

Fixed Index Annuity (FIA) - An annuity with an ability to share in the upside from certain financial markets such as equity indices and provides downside protection.

Guaranteed Minimum Accumulation Benefit (GMAB) - An add-on benefit (enhanced benefits available for an additional cost) that entitles an owner to a minimum payment, typically in lump-sum, after a set period of time, referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying account value.

Guaranteed Minimum Death Benefit (GMDB) - An add-on benefit (enhanced benefits available for an additional cost) that guarantees an owner's beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying account value, upon the death of the owner.

Guaranteed Minimum Income Benefit (GMIB) - An add-on benefit (available for an additional cost) where an owner is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the payment stream resulting from current annuitization of the underlying account value.

Guaranteed Minimum Withdrawal Benefit (GMWB) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the owner could be greater than the underlying account value.

Guaranteed Minimum Withdrawal Benefit for Life (GMWB for Life) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw the guaranteed annual withdrawal amount each year for the duration of the policyholder's life, regardless of account performance.

LDTI - Accounting Standards Update 2018-12, "Targeted Improvements to the Accounting for Long-Duration Contracts", effective January 1, 2023, with a transition date of January 1, 2021.

Net Amount at Risk (NAR) - The greater of Death Benefit NAR (DBNAR) and Living Benefit NAR (LBNAR), as applicable, where DBNAR is the GMDB benefit base in excess of the account value, and the LBNAR is the actuarial present value of guaranteed living benefits in excess of the account value.

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Glossary

Net Flows - The net change in customer account balances during a period, including gross premiums, surrenders, withdrawals and benefits. Net flows exclude investment performance, interest credited to customer accounts and policy charges.

Registered Index-Linked Annuity (RILA) - A registered index-linked annuity, which offers market index-linked investment options, subject to a cap, and offers a variety of guarantees designed to modify or limit losses.

Return of Premium (ROP) Death Benefit - This death benefit pays the greater of the account value at the time of a claim following the owner's death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the Mortality and Expense fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Risk Based Capital (RBC) - Statutory minimum level of capital that is required by regulators for an insurer to support its operations.

Segment - Retail Annuities

JFI's Retail Annuities segment offers a variety of retirement income and savings products through its diverse suite of products, consisting primarily of variable annuities, fixed index annuities, fixed annuities, payout annuities and registered index-linked annuities (RILA). These products are distributed through various wirehouses, insurance brokers and independent broker-dealers, as well as through banks and financial institutions, primarily to high-net-worth investors and the mass and affluent markets.

The financial results of the variable annuity business within the Company's Retail Annuities segment are largely dependent on the performance of the contract holder account value, which impacts both the level of fees collected and the benefits paid to the contract holder. The financial results of the Company's fixed annuities, including the fixed option on variable annuities, RILA and fixed index annuities, are largely dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited to contract holders.

Segment - Institutional Products

JFI's Institutional Products consist of traditional guaranteed investment contracts (GICs), funding agreements (including agreements issued in conjunction with JFI's participation in the U.S. Federal Home Loan Bank (FHLB) program) and Medium-Term Note funding agreements. JFI's GIC products are marketed to defined contribution pension and profit-sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds, and are issued to the FHLB in connection with its program.

The financial results of JFI's Institutional Products business are primarily dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited on GICs and funding agreements.

Segment - Closed Life and Annuity Blocks

JFI's Closed Life and Annuity Blocks segment is primarily composed of blocks of business that have been acquired since 2004. The segment includes various protection products, primarily whole life, universal life, variable universal life, and term life insurance products as well as fixed, fixed index, and payout annuities. The Closed Life and Annuity Blocks segment also includes a block of group payout annuities that we assumed from John Hancock Life Insurance Company (USA) and John Hancock Life Insurance Company of New York through reinsurance transactions in 2018 and 2019, respectively. The Company historically offered traditional and interest-sensitive life insurance products but discontinued new sales of life insurance products in 2012, as we believe opportunistically acquiring mature blocks of life insurance policies is a more efficient means of diversifying our in-force business than selling new life insurance products.

The profitability of JFI's Closed Life and Annuity Blocks segment is largely driven by its historical ability to appropriately price its products and purchase appropriately priced blocks of business, as realized through underwriting, expense and net gains (losses) on derivatives and investments, and the ability to earn an assumed rate of return on the assets supporting that business.

Variable Annuity (VA) - An annuity that offers tax-deferred investment into a range of asset classes and a variable return, which offers insurance features related to potential future income payments.

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